Exhibit 10.36
RETENTION BONUS AGREEMENT
     This Retention Bonus Agreement (“Agreement”) is made as of ____________ ____, 2010 (“Effective Date”), by and between Thermadyne Holdings Corporation (“Company”) and ________ (“Employee”).
     WHEREAS, the Employee is currently employed by and provides services to the Company, and the Company recognizes the valuable services that the Employee has rendered; and
     WHEREAS, the Company desires to provide incentives to the Employee, and align the interests of the Employee with those of the Company and its stockholders;
     NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the Company and the Employee hereby agree as follows:
Article 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
     “Board” or “Board of Directors” means the Board of Directors of the Company.
     “Cause” means (a) the conviction of a crime by the Employee constituting a felony or other crime involving moral turpitude; (b) an act of dishonesty by the Employee that resulted in or was intended to result in gain to or personal enrichment of the Employee at the Company’s expense; (c) the willful engaging by the Employee in misconduct which is injurious to the Company; (d) the Employee’s failure to comply with the material terms of this Agreement, which is not remedied by the Employee within thirty (30) days after receipt of written notice thereof given by the Company; (e) failure by the Employee to comply fully with any lawful directives of the Board or the Company, which is not remedied by the Employee within thirty (30) days after receipt of written notice thereof given by the Board or the Company; (f) misappropriation by the Employee of the Company’s funds; (g) habitual abuse of alcohol, narcotics or other controlled substances by the Employee; (h) gross negligence in the performance of the Employee’s duties and responsibilities; or (i) failure to perform or adhere to the Code of Ethics adopted by the Board, as the same may be amended by the Board from time to time. Notwithstanding the foregoing, if, at the time of the relevant event, the Employee is a party to an employment agreement with the Company which contains a definition of “cause,” the definition of “cause” for purposes of such employment agreement shall be the meaning ascribed to the term Cause for purposes of this Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Company” means Thermadyne Holdings Corporation and any successor thereto.
     “Good Reason” means one or more of the following events without the Employee’s prior written consent, provided that the Employee provided the Company with written notice within thirty (30) days of the Employee becoming aware of such Good Reason: (a) any failure by the Company to comply with any of the material provisions of this Agreement which is not remedied by the Company within thirty (30) days after receipt of written notice thereof given by

Employee; or (b) any reduction in base compensation, bonus percentage, or material reduction in duties, unless a similar reduction in basic compensation or bonus percentage is made with respect to similarly situated employees of the Company. Notwithstanding the foregoing, if at the time of the relevant event, the Employee is a party to an employment agreement with the Company which contains a definition of “good reason,” “constructive termination,” or similar concept, such definition for purposes of such employment agreement shall be the meaning ascribed to the term Good Reason for purposes of this Agreement.
     “Merger Agreement” means the Agreement and Plan of Merger, dated as of October 5, 2010, between the Company, Razor Holdco Inc., and Razor Merger Sub Inc.
     “Payment Date” means the date specified in Section 2.3.
     “Retention Bonus” means an amount payable, if any, to the Employee under the terms hereof.
     “Transaction” means the consummation of the merger, as described in the Merger Agreement, after the Effective Date.
Article 2. Retention Bonus
     2.1 Amount of Retention Bonus. The amount of the Employee’s Retention Bonus shall be _______ Dollars ($_______), subject to all requirements and other terms and conditions herein.
     2.2 Requirements for Payment of Retention Bonus. The Employee will be entitled to payment of a Retention Bonus from the Company if and to the extent all requirements hereunder are met and only if the Employee does not voluntarily terminate employment other than for Good Reason and is not terminated from employment for Cause by the Company before the Payment Date. If the Transaction is not consummated as a result of the termination of the Merger Agreement, or if the Employee’s employment with the Company terminates due to a voluntary termination by the Employee other than for Good Reason or a termination for Cause by the Company prior to the Payment Date, then no Retention Bonus will be paid to the Employee and this Agreement shall terminate immediately upon the earliest to occur of any such termination.
     2.3 Timing and Medium of Payment. The Company shall pay the Employee’s Retention Bonus, if any, to the Employee (or, in the event of death, to the Employee’s estate) in cash, in one lump sum, on the date that is six (6) months after the date of the consummation of the Transaction (the date that such payment is made, the “Payment Date”). In no event shall the Employee be entitled to more than one Retention Bonus, and this Agreement shall automatically terminate upon the Payment Date and payment of any Retention Bonus due hereunder.
     2.4 Resignation or Termination for Cause. If the Employee voluntarily terminates employment with the Company other than for Good Reason or is terminated for Cause by the Company prior to the Payment Date, the Employee is not eligible for the Retention Bonus.
     2.5 Nontransferability. No interest of the Employee in, or right to receive a payment under, this Agreement will be subject in any manner to sale, transfer, assignment, pledge,

attachment, garnishment, or other alienation or encumbrance of any kind; nor may such an interest or right to receive a payment be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, the person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.
Article 3. Rights of Employee
     Nothing in this Agreement will interfere with or limit in any way the right of the Company to terminate any Employee’s employment at any time, or confer upon any Employee any right to continue in employment with the Company.
Article 4. Amendment, Modification and Termination
     The Board may at any time and from time to time, alter, amend, modify or terminate this Agreement in whole or in part; provided, however, that no such amendment or action shall diminish, delay or otherwise affect the Employee’s right to his Retention Bonus without the Employee’s written consent.
Article 5. Withholding
     The Company shall withhold from any amount payable hereunder an amount sufficient to satisfy federal, state, and local taxes, required to be withheld with respect to any amounts payable under this Agreement.
Article 6. Successors
     All obligations of the Company under this Agreement will be binding on any successor to the Company.
Article 7. Legal Construction
     7.1 Entire Agreement. This Agreement embodies the entire agreement and any verbal or written understandings between the Employee and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the parties.
     7.2 Number. Except where otherwise indicated by the context, any plural term used in this Agreement includes the singular and a singular term includes the plural.
     7.3 Severability. If any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Agreement, and the Agreement will be construed and enforced as if the illegal or invalid provision had not been included.

     7.4 Governing Law. Except to the extent preempted by federal law, the Agreement will be construed and administered under the laws of the State of Missouri, without giving effect to its conflict of laws principles.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

COMPANY

By:

Name:
Title:
Date:

EMPLOYEE

By:

Name:
Title:
Date:

4